UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 23, 2005

PARTY CITY CORPORATION

(Exact name of Registrant as Specified in Chapter)

Delaware	0-27826	22-3033692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Commons Way, Rockaway, NJ	07866
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 983-0888

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX

Item 1.01 Entry Into A Material Definitive Agreement

     On June 23, 2005, Party City Corporation (the “Company”) entered into a second amendment (the “Second Amendment”) to its Loan and Security Agreement, dated January 9, 2003, as amended, by and between the Company and Wells Fargo Retail Finance, LLC, as arranger, collateral agent and administrative agent, and Fleet Retail Finance, Inc., as documentation agent. The purpose of the Second Amendment is to clarify that the Company is permitted to enter into an agreement with The CIT Group/Commercial Services, Inc. (“CIT”) pursuant to which CIT will purchase from the Company certain franchise receivables related to the Company’s supply chain initiatives. The foregoing description of the second amendment is qualified in its entirety by reference to the Second Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

     A list of exhibits is set forth in the Exhibit Index which immediately precedes such Exhibits and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2005	PARTY CITY CORPORATION

	By:	/s/ Gregg A. Melnick

	Name:	Gregg A. Melnick
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1
Second Amendment to the Loan and Security Agreement, dated June 23, 2005, by and between the Company and Wells Fargo Retail Finance, LLC, as arranger, collateral agent and administrative agent, and Fleet Retail Finance, Inc., as documentation agent.